UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2022

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8833 E. 34th Street North

Wichita Kansas 67226

 (Address of Registrant’s Principal Executive Office, Including Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2022, AgEagle Aerial Systems Inc. (the “Company”) and Brandon Torres Declet mutually agreed to Mr. Torres Declet’s resignation as Chief Executive Officer and as a director of the Company, effective immediately. Mr. Torres Declet resigned to pursue new career opportunities.

Mr. Barrett Mooney, the Company’s current Chairman of the Board of Directors (the “Board”), has been appointed to serve as the new Chief Executive Officer of the Company. Mr. Mooney will continue in his role as Chairman of the Board.

Mr. Mooney was appointed to the Board as its Chairman in May 2020. Most recently, Mr. Mooney was the Director of Digital Technology at Wilbur Ellis where he developed and implemented the technology strategy for the agribusiness and assisted with the diligence of technology acquisitions and investments for the global corporation. Mr. Mooney previously served as Chief Executive Officer of the Company from July 2018 through May 2020. Mr. Mooney brings an extensive track record of growing agriculture and sustainability businesses. From May 2017 to July 2018, he served as Group Product Lead for The Climate Corporation, a subsidiary of Monsanto (recently acquired by Bayer), where he led the satellite imagery team, managed a team focused on using artificial intelligence to enhance crop yield production, and introduced a new organizational structure to improve sales efficiency. Prior to The Climate Corporation, from July 1, 2012 to May 1, 2017, Mr. Mooney co-founded and was CEO and president of HydroBio, a software company that used satellite-driven image analytics to conserve water and maximize crop yields. In May 2017, he sold HydroBio to The Climate Corporation. Mr. Mooney holds a Doctor of Philosophy in Agricultural and Biological Engineering from the University of Florida. He is also a member of the American Society of Agricultural and Biological Engineers.

There is no arrangement or understanding between Mr. Mooney and any other person pursuant to which Mr. Mooney was appointed as Chief Executive Officer of the Company, and Mr. Mooney has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K. There are no family relationships among any of our directors or executive officers and Mr. Mooney

The Compensation Committee of the board of directors will make recommendations with respect to Mr. Mooney’s new employment agreement and compensation. The Company will file a subsequent Current Report on Form 8-K to disclose such new arrangements.

Item 7.01.	Regulation FD

On January 18, 2022, the Company issued a press release announcing Mr. Torres Declet’s resignation and the appointment of Mr. Mooney as Chief Executive Officer. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 18, 2022

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS, INC.

	By:	/s/ Nicole Fernandez McGovern
	Name:	Nicole Fernandez McGovern
	Title:	Chief Financial Officer

Dated: January 21, 2022

3